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                                                                    EXHIBIT 21.1

                                          SUBSIDIARIES OF THE REGISTRANT

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           PARENT                                 SUBSIDIARIES                        JURISDICTION OF         PERCENT OF
                                                                                        ORGANIZATION           OWNERSHIP
                                                                                        ------------           ---------
Hawk Corporation              Hawk Precision Components Group, Inc. Quarter         Ohio                          100%
                              Master Industries, Inc. (2)                           Delaware                      100%
                              Tex Racing Enterprises, Inc. (2)                      Delaware                      100%
                              Wellman Products Group, Inc.                          Ohio                          100%

Hawk Precision Components     Allegheny Clearfield, Inc. (3)                        Pennsylvania                  100%
Group, Inc.                   Hawk MIM, Inc.                                        Ohio                          100%
                              Helsel, Inc. (3)                                      Delaware                      100%
                              Sinterloy Corporation (3)                             Delaware                      100%

Friction Products Co.         Hawk Mauritius, Ltd.                                  Mauritius                     100%

Hawk Mauritius, Ltd.          Hawk Composites (Suzhou) Company Limited (4)          China                         100%
                              Hawk International Trading (Shanghai) Company, Ltd.   China                         100%

Hawk MIM, Inc.                Net Shape Technologies LLC                            Delaware                      100%

Helsel, Inc.                  Hawk Motors, Inc. (5)                                 Delaware                      100%
                              Hawk Motors de Mexico, S. de R.L. de C.V. (5)         Mexico                         95%

Hawk Motors, Inc. (5)         Hawk Motors de Mexico, S. de R.L. de C.V. (5)         Mexico                          5%
                              Hawk Motors Monterrey, S.A. de C.V. (5)               Mexico                          5%

Hawk Motors de Mexico, S.
de R. L. de C.V. (5)          Hawk Motors Monterrey, S.A. de C.V. (5)               Mexico                         95%

S. K. Wellman Holdings, Inc.  S. K. Wellman Corp. (1)                               Delaware                      100%
                              S. K. Wellman S.p.A.(1)                               Italy                          95%
                              WFP Argentina S.R.L. (1)                              Argentina                      95%

S. K. Wellman Corp.           The S. K. Wellman Company of Canada Limited (1)       Canada                        100%
                              S. K. Wellman S.p.A. (1)                              Italy                           5%
                              WFP Argentina S.R.L. (1)                              Argentina                       5%

Wellman Products Group, Inc.  Friction Products Co. (1)                             Ohio                          100%
                              Logan Metal Stampings, Inc. (1)                       Ohio                          100%
                              S.K. Wellman Holdings, Inc. (1)                       Delaware                      100%
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(1)  These subsidiaries also conduct business under the trade name "The Wellman
     Products Group."
(2)  These subsidiaries also conduct business under the trade name "Hawk
     Performance."
(3)  These subsidiaries also conduct business under the trade name "Hawk
     Precision Components Group."
(4)  This subsidiary also conducts business under the trade name "Hawk
     Composites."
(5)  This subsidiary is part of our motor segment which is being accounted for as a discontinued operation.

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